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                                                                    Exhibit 23.3

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" included in URS Corporation's Registration Statement (Form S-3, No. 333-107284) filed on August 1, 2003, with the Securities and Exchange Commission that is incorporated by reference in this Registration Statement to increase the proposed aggregate offering price of shares of URS Corporation common stock by the selling stockholders by $50 million, and to the incorporation by reference herein of our report dated July 25, 2002, with respect to the consolidated financial statements of EG&G Technical Services, Inc. and Subsidiary as of December 28, 2001 and for the year then ended included in URS Corporation's current report on Form 8-K/A filed on November 5, 2002, with the Securities and Exchange Commission.

                                                 /s/ ERNST & YOUNG LLP

September 3, 2003
McLean, Virginia